CONFIDENTIAL TREATMENT REQUESTED

Gencarelli Group
209 Pennsylvania Avenue, SE
Washington, D.C. 20003
(202)543-6972

December 29, 2006

Eugene Seymour, MD
Chief Executive Officer
Nanoviricides, Inc.
135 Wood Street, Suite 205
West Haven, Connecticut 06516

Re: Nanoviricides, Inc. Collaboration with U.S. Military and Civilian Research Agencies and International Health Agencies, 2006-2007

Dear Dr. Seymour:

I am writing to establish a record of work done in recent months to put in place formal collaborative arrangements between Nanoviricides, Inc. and U.S. Federal research agencies.

U.S. Military—wwwwww xxxx xxxx xxxxxxxxx xxx xxxxxxxx xxxxxxx

In June of 2006 Nanoviricides, Inc. began discussions with Colonel xxxxx xxxxx, Chief, xxxxxxxxxx xxxxxxxxx xxxxx, about possible common interests and goals in the area of anti-viral treatment research. This meeting led to technical discussions in September wherein Colonel xxxxxx xxxxxx xxxxxx, Ph.D., Director, xxxxxxxx xx xxxxx xxxxxxxxx xxxxx, initiated dialogue with Nanoviricides, Inc. about a Cooperative Research and Development Agreement (CRADA) designed to test the effectiveness of the Nanoviricides, Inc. anti-viral approach against three diseases of interest at xxxxx, namely Dengue Fever, West Nile Virus and Japanese Equine Encephalitis (JEE).

As of December 22, 2006, Nanoviricides, Inc. officials have submitted required information for formalization of the CRADA and await sign-off by xxxxx officials so that work can begin within 45-60 days. This work will initially test a combination of the Nanoviricides, Inc. polymer and targeting antibody fragments derived from the specified diseases against the three diseases themselves in an in vitro setting. When these in vitro tests show adequate effectiveness, it is xxxxx’s intention to continue testing with this combination in primates where Dengue fever will be the primary focus. Nanoviricides, Inc. can reasonably expects both of these experimental tracks to move forward during the 2007 calendar year.

CONFIDENTIAL TREATMENT REQUESTED

Page 2-Nanoviricides, Inc. Collaboration with U.S. Military and Civilian Research Agencies, 2006-2007

United States National xxxxxxxxx xxx xxxxxxxxx xxx xxxxxxxxxx xxxxxxx xxxxxxxxxx

Nanoviricides, Inc. began discussions in September of this year with Dr. xxxxxx xxxxxxxxxxx Chief, Influenza, SARS, and Other Viral Respiratory Diseases Section Division of Microbiology and Infectious Diseases xxxxxxxxxxxxx, and program manager xxxxxxx xxxxxxxxxx about participating in xxxxx’s Small business testing and evaluation program which provides no-cost testing of novel immunotherapeutic treatment and vaccines against diseases considered priorities for the Institute. Nanoviricides, Inc. and xxxxx are now in the process of finalizing paperwork for bioassay (in vitro) testing to be done against HIV (AIDS), Influenzas, H5N1, SARS, and Herpes over the next few months. Assuming adequate effectiveness is shown in the in vitro testing, the goal will be to move on to animal studies on the same diseases. Actual experimentation will be done by xxxxx contractor xxxx xxxxx with all costs (other than production of Nanoviricides, Inc. materials) borne by xxxxx. xxxxx has indicated that if there are no unforeseen delays, both bioassay and animal studies could begin before the end of calendar year 2007.

Also in 2006, Nanoviricides, Inc. has spent time exploring possible collaboration opportunities with foreign research institutes under the auspices of the xxx xxxxxxxx xxxxxx xxxxxxxxxxxx and the xxxxx xxxxxx xxxxxxxxxxxx. The company has met on numerous occasions with Dr. xxxx xxxxxxxxx xx xxxx, well known for his efforts to bring novel pharmaceutical solutions to populations in underdeveloped countries where “orphan” or “neglected” disease take an inordinate toll on indigenous peoples. One of his most important contributions has been arrangement of collaborations with the pharmaceutical industry which have significantly reduced river blindness sickness in Africa. With Dr. xxxxxxxxx’s encouragement, Nanoviricides, Inc. has met with Dr. xxxxxx xxxxxx, Executive Director, Tropical Disease Research Institute of the xxx, in Washington, DC and later in Geneva, Switzerland to identify target diseases and research institutes in South and Central America which that may be potential collaborators. This work is expected to produce commercial and humanitarian opportunities relating to diseases common to this region of the world.

I hope this summary adequately explains the state of play between Nanoviricides, Inc. and two key government collaborators. Gencarelli Group stands ready to answer detailed questions on these projects.

/s/ Dave Gencarelli
Dave Gencarelli, Gencarelli Group
202-256-6191